Exhibit 99.1

Grid Dynamics Reports Third Quarter 2021 Financial Results

Record Revenue of $57.9 million, up 21.5% sequentially and 120.0% year-over-year

San Ramon Calif. – November 4, 2021 – Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics”), a leader in enterprise-level digital transformation, today announced results for the third quarter ended September 30, 2021.

We are very pleased to report another record quarter of revenue in the company’s history. Our revenue of $57.9 million in the third quarter 2021 was up 21.5% on a sequential basis and 120.0% on a year-over-year basis. During the third quarter we witnessed growth across all our verticals. After factoring out revenues of $13.8 million from our recent acquisitions of Daxx Web Industries B.V. (“Daxx”) and Tacit Knowledge (“Tacit”), our third quarter revenue of $44.1 million grew 14.8% on a sequential basis and was another all-time high for the company. Based on current demand trends, we enter into the fourth quarter and 2022 with incremental confidence as our customers increasingly engage us as a preferred partner for digital transformation initiatives.

Our non-retail industry verticals represented 68.5% of revenue in the third quarter and grew 13.5% on a sequential basis and 96.3% on a year-over-year basis. Totaling 30.4% of our third quarter revenue, the Technology, Media and Telecom vertical grew 9.2% on a sequential basis and 39.2% on a year-over-year basis. Our Retail vertical, at 31.5% of our third quarter revenue, grew 43.5% on a sequential basis and 198.2% on a year-over-year basis.

During the third quarter we had 215 customers, 160 coming from our acquisitions of Daxx and Tacit and the remaining of 55 from our organic business. Of these 55 customers, we added 7 new customers and this brought our year-to-date new customer total to 18, higher than the 16 we added in all of 2020.

“I am proud of our third quarter results as we executed across multiple fronts and exceeded expectations. In addition to reporting record revenue in the third quarter, we achieved other notable milestones that included working in close partnerships with major Cloud Providers, introducing an autonomous cross-functional POD engagement model at our customers, performing above our long-term targets on profitability, and redeeming all of our unexercised warrants. Additionally, we are increasingly finding ourselves playing pivotal roles in influencing and shaping our customers’ growth strategies as customers seek our expertise around digital transformation areas such as application modernization, data science, and machine learning. I am very proud of what we accomplished and thank our entire team for their continued hard work in achieving our goals,” said Leonard Livschitz, CEO.

Third Quarter of 2021 Financial Highlights

●	Total revenue was $57.9 million, an increase of 21.5% sequentially and 120.0% year-over-year.

●	GAAP gross profit was $25.3 million or 43.6% of revenue, compared to GAAP gross profit of $19.8 million or 41.5% of revenue in the second quarter of 2021 and to GAAP gross profit of $11.2 million or 42.4% of revenue in the third quarter of 2020. Non-GAAP gross profit was $25.4 million or 43.9% of revenue, compared to non-GAAP gross profit of $19.9 million or 41.8% of revenue in the second quarter of 2021 and to Non-GAAP gross profit of $11.2 million or 42.6% of revenue in the third quarter of 2020.

●	GAAP Net loss attributable to common stockholders was $(0.5) million, or $(0.01) per share, based on 62.6 million weighted-average common shares outstanding, compared to GAAP Net loss attributable to common stockholders of $(1.5) million or $(0.03) per share based on 54.4 million weighted-average common shares outstanding in the second quarter of 2021 and to GAAP Net loss of $(1.1) million, or $(0.02) per share, based on 49.7 million weighted-average common shares outstanding in the third quarter of 2020. Non-GAAP Net income was $7.9 million, or $0.11 per diluted share, based on 69.5 million weighted-average common shares outstanding, compared to Non-GAAP Net income of $6.1 million or $0.10 per diluted share based on 61.0 million weighted-average common shares outstanding second quarter of 2021 and to Non-GAAP Net income of $2.5 million, or $0.05 per diluted share, based on 52.3 million weighted-average common shares outstanding in the third quarter of 2020.

●	Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income, fair value adjustments, stock-based compensation, and transaction and transformation-related costs), a non-GAAP metric, was $12.5 million, compared with Non-GAAP EBITDA of $9.7 million in the second quarter of 2021 and Non-GAAP EBITDA of $4.2 million in the third quarter of 2020.

See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for a discussion of our non-GAAP measures.

Cash Flow and Other Metrics

●	Cash provided by operating activities was $14.7 million for the nine months ended September 30, 2021, compared to cash provided by operating activities of $3.0 million for the nine months ended September 30, 2020.

●	Cash and cash equivalents totaled $199.3 million as of September 30, 2021, compared to $112.7 million as of December 31, 2020.

●	Total headcount was 2,884 as of September 30, 2021, compared with 1,204 employees as of September 30, 2020.

Financial Outlook

●	The company expects revenue in the fourth quarter of 2021 to be between $58.0 million and $59.0 million. This includes a projected contribution of $12.5 million from Daxx and Tacit.

●	Non-GAAP EBITDA in the fourth quarter of 2021 is expected to be between $9.0 million and $9.9 million.

●	For the full year of 2021, revenues are expected to be between $202.0 million and $203.0 million. This includes a contribution of $42.0 million from Daxx and Tacit.

●	For the fourth quarter of 2021, we expect our basic share count to be in the 65-66 million range and diluted share count to be in the 72-73 million range.

Grid Dynamics is not able, at this time, to provide GAAP targets for net income for the fourth quarter of 2021 because of the difficulty of estimating certain items excluded from Non-GAAP EBITDA that cannot be reasonably predicted, such as interest, taxes, other income, fair-value adjustments, and charges related to stock-based compensation expense. The effect of these excluded items may be significant.

Conference Call and Webcast

Grid Dynamics will host a conference call at 4:30 p.m. ET on Thursday, November 4, 2021 to discuss its third quarter financial results. Investors and other interested parties can access the call in the following ways: A webcast of the conference call can be accessed on the Investor Relations section of the Company's website at https://ir.griddynamics.com/), or by dialing +1(877)407-4018 or +1(201)689-8471 (outside of the U.S.).

A replay will be available approximately one hour after the call on https://ir.griddynamics.com/ or by dialing +1(844)512-2921 or +1(412)317-6671 (outside of the U.S.) and entering the conference ID13723362. The replay will start on November 4, 2021, 7:30 p.m. ET and will be available until November 18, 2021 at 11:59 p.m. ET.

About Grid Dynamics

Grid Dynamics (Nasdaq: GDYN) is a digital-native technology services provider that accelerates growth and bolsters competitive advantage for Fortune 1000 companies. Grid Dynamics provides digital transformation consulting and implementation services in omnichannel customer experience, big data analytics, search, artificial intelligence, cloud migration, and application modernization. Grid Dynamics achieves high speed-to-market, quality, and efficiency by using technology accelerators, an agile delivery culture, and its pool of global engineering talent. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the US, UK, the Netherlands, Mexico, Central, and Eastern Europe. To learn more about Grid Dynamics, please visit www.griddynamics.com.

Non-GAAP Financial Measures

To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents non-GAAP measures of financial performance.

A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.

Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.

Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the COVID-19 pandemic.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics has a relatively short operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful and may adversely impact our stock price; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) the impact of the COVID-19 pandemic has and may continue to materially adversely affect our stock price, business operations, and overall financial performance; (v) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or in other parts of the world, including Europe or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (vi) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (x) risks and costs related to acquiring and integrating other companies, including Daxx and Tacit; and (xi) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.

Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s quarterly report on Form 10-Q filed August 5, 2021 and in other periodic filings Grid Dynamics makes with the SEC.

Contacts

Grid Dynamics Investor Relations:

investorrelations@griddynamics.com

Schedule 1:

GRID DYNAMICS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND

COMPREHENSIVE LOSS

Unaudited

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$57,933	$26,332	$144,743	$81,157
Cost of revenue	32,667	15,178	84,343	51,799
Gross profit	25,266	11,154	60,400	29,358

Operating expenses
Engineering, research, and development	2,132	2,076	5,687	7,193
Sales and marketing	4,073	2,245	9,942	7,451
General and administrative	17,091	8,504	43,195	26,606
Total operating expenses	23,296	12,825	58,824	41,250

Income/(loss) from operations	1,970	(1,671)	1,576	(11,892)
Other income/(expenses), net	114	455	(1,015)	419
Income/(loss) before income taxes	2,084	(1,216)	561	(11,473)
Provision/(benefit) for income taxes	2,633	(99)	4,655	(3,594)
Net loss	$(549)	$(1,117)	$(4,094)	$(7,879)

Foreign currency translation adjustments, net of tax	(86)	—	(72)	—
Comprehensive loss	$(635)	$(1,117)	$(4,166)	$(7,879)

Loss per share
Basic	$(0.01)	$(0.02)	$(0.07)	$(0.18)
Diluted	$(0.01)	$(0.02)	$(0.07)	$(0.18)

Weighted average shares outstanding
Basic	62,610	49,651	56,280	43,074
Diluted	62,610	49,651	56,280	43,074

Schedule 2:

GRID DYNAMICS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands, except share and per share data)

	As of
	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$199,297	$112,745
Accounts receivable, net of allowance of $254 and $418 as of September 30, 2021 and December 31, 2020, respectively	30,773	16,890
Unbilled receivables	4,883	1,799
Prepaid income taxes	694	821
Prepaid expenses and other current assets	5,301	2,361
Total current assets	240,948	134,616

Property and equipment, net	5,395	4,095
Intangible assets, net	19,729	8,125
Deferred tax assets	3,258	5,609
Goodwill	35,358	14,690
Total assets	$304,688	$167,135

Liabilities and equity
Current liabilities
Accounts payable	$1,772	$757
Accrued liabilities	1,148	628
Accrued compensation and benefits	11,222	7,479
Accrued income taxes	2,302	1,248
Other current liabilities	7,775	3,206
Total current liabilities	24,219	13,318

Deferred tax liabilities	4,903	2,093
Total liabilities	29,122	15,411
Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 65,121,241 and 50,878,780 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	7	5
Additional paid-in capital	256,936	128,930
Retained earnings	18,699	22,793
Accumulated other comprehensive loss	(76)	(4)
Total stockholders’ equity	275,566	151,724
Total liabilities and stockholders’ equity	$304,688	$167,135

Schedule 3:

GRID DYNAMICS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

Unaudited

(In thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(4,094)	$(7,879)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,520	1,896
Bad debt	(17)	398
Deferred income taxes	2,663	(4,519)
Stock based compensation	21,459	13,584
Change in fair value of warrants	979	—
Changes in assets and liabilities:
Accounts receivable	(10,549)	(2,139)
Unbilled receivables	(1,257)	2,973
Prepaid income taxes	127	(822)
Prepaid expenses and other assets	(2,062)	10
Accounts payable	676	(250)
Accrued liabilities	16	(576)
Accrued compensation and benefits	1,533	348
Accrued income taxes	848	110
Other current liabilities	813	(136)
Net cash provided by operating activities	14,655	2,998

Cash flows from investing activities
Purchase of property and equipment	(3,016)	(1,607)
Acquisition of Tacit, net of cash acquired	(30,585)	—
Net cash used in investing activities	(33,601)	(1,607)

Cash flows from financing activities
Cash received from ChaSerg	—	208,997
GDI shares redeemed for cash	—	(123,865)
Equity issuance costs	—	(2,264)
Payments of tax obligations resulted from net share settlement of vested stock awards	(21,007)	—
Proceeds from exercises of stock options, net of shares withheld for taxes	619	78
Proceeds from exercise of public warrants	48,145	—
Proceeds related to issuance of Common Stock from July 2021 Offering	78,311	—
Payments for professional fees related to issuance of common stock from July 2021 Offering	(498)	—
Net cash provided by financing activities	105,570	82,946

Effect of exchange rate changes on cash and cash equivalents	(72)	—

Net increase in cash and cash equivalents	86,552	84,337
Cash and cash equivalents, beginning of period	112,745	42,189
Cash and cash equivalents, end of period	$199,297	$126,526

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$1,403	$1,370

Supplemental disclosure of non-cash activities
Conversion of preferred stock to common stock	$—	$9,187
Conversion of private warrants	979	—
Contingent consideration for acquisition of businesses	$2,979	$—

Schedule 4:

GRID DYNAMICS HOLDINGS, INC.

RECONCILIATION OF NON-GAAP INFORMATION

Unaudited

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$57,933	$26,332	$144,743	$81,157
Cost of revenue	32,667	15,178	84,343	51,799
GAAP gross profit	25,266	11,154	60,400	29,358
Retention bonus expense	—	—	—	1,072
Stock-based compensation	173	66	433	740
Non-GAAP Gross profit	$25,439	$11,220	$60,833	$31,170

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP net loss	$(549)	$(1,117)	$(4,094)	$(7,879)
Adjusted for:
Depreciation and amortization	1,420	662	3,520	1,896
Provision/(benefit) for income taxes	2,633	(99)	4,655	(3,594)
Stock-based compensation	9,113	5,126	21,459	13,584
Transaction and transformation-related costs(1)	—	—	942	3,940
Restructuring costs(2)	—	56	—	888
Other (income)/expenses, net(3)	(114)	(455)	1,015	(419)
Non-GAAP EBITDA	$12,503	$4,173	$27,497	$8,416

(1)	Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.

(2)	We implemented a cost reduction plan during first quarter of 2020. During the three and nine months ended September 30, 2020, we incurred restructuring and severance charges of $0.1 million and $0.9 million, respectively, primarily resulting from a reduction in workforce and other charges. We did not incur any restructuring expenses during the three and nine months ended September 30, 2021.

(3)	Other expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses and other income consists primarily of interest on cash held at banks.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP net loss	$(549)	$(1,117)	$(4,094)	$(7,879)
Adjusted for:
Stock-based compensation	9,113	5,126	21,459	13,584
Transaction and transformation-related costs (1)	—	—	942	3,940
Restructuring costs (2)	—	56	—	888
Other (income)/expenses, net (3)	(114)	(455)	1,015	(419)
Tax impact of non-GAAP adjustments (4)	(581)	(1,118)	(2,298)	(5,311)
Non-GAAP Net Income	$7,869	$2,492	$17,024	$4,803
Number of shares used in the Non-GAAP Diluted EPS	69,494	52,317	64,361	46,734
Non-GAAP Diluted EPS(5)	$0.11	$0.05	$0.26	$0.10

(1)	Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.

(2)	We implemented a cost reduction plan during first quarter of 2020. During the three and nine months ended September 30, 2020, we incurred restructuring and severance charges of $0.1 million and $0.9 million, respectively, primarily resulting from a reduction in workforce and other charges. We did not incur any restructuring expenses during the three and nine months ended September 30, 2021.

(3)	Other expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses and other income consists primarily of interest on cash held at banks.

(4)	Reflects the estimated tax impact of the non-GAAP adjustments presented in the table.

(5)	Non-GAAP Diluted EPS is calculated by dividing Non-GAAP Net Income/(Loss) by the diluted weighted-average shares outstanding. From the three months ended December 31, 2020 onwards, we have chosen to calculate its Non-GAAP Diluted EPS based on the diluted share count even in net GAAP loss situation. This methodology differs from the prior approach when we applied the basic share count in situations of a net GAAP loss and a positive non-GAAP net income. Management believes that the new methodology provides better representation of the company’s financial results as it takes into account the significance of the dilutive impact from any outstanding equity instruments in a GAAP net loss/non-GAAP Net income situation.

Schedule 5:

GRID DYNAMICS HOLDINGS, INC.

REVENUE BY VERTICALS

Unaudited

(In thousands)

	Three Months Ended September 30,
	2021	% of revenue	2020	% of revenue
Technology, Media and Telecom	$17,597	30.4%	$12,637	48.0%
Retail	18,271	31.5%	6,127	23.3%
CPG/Manufacturing	11,208	19.3%	3,357	12.7%
Finance	5,224	9.0%	3,091	11.7%
Other	5,633	9.8%	1,120	4.3%
Total	$57,933	100.0%	$26,332	100.0%

	Nine Months Ended September 30,
	2021	% of revenue	2020	% of revenue
Technology, Media and Telecom	$48,123	33.2%	$34,689	42.7%
Retail	39,850	27.5%	26,226	32.3%
CPG/Manufacturing	29,832	20.6%	8,012	9.9%
Finance	12,733	8.8%	10,646	13.1%
Other	14,205	9.9%	1,584	2.0%
Total	$144,743	100.0%	$81,157	100.0%